Exhibit 4.14

AMENDMENT NO. 4

TO SECURITIES PURCHASE AGREEMENT

          This AMENDMENT NO. 4 to the SECURITIES PURCHASE AGREEMENT is entered into as of May 9, 2007 (this “Amendment”) by and among China Biologic Products, Inc., a Delaware corporation (“CBP”), its wholly-owned subsidiary Logic Express Limited (“Logic Express”) and its 82.76% owned subsidiary Shandong Missile Biologic Products Co., Ltd. (“Shandong Missile”), Ms. Lin Ling Li and Ms. Siu Ling Chan (together, the “Selling Stockholders”), and the investors signatory thereto (each an “Investor” and collectively, the “Investors”). Each of CBP, Logic Express, the Company, the Selling Stockholders and the Investors are referred to herein as a “Party” and collectively, as the “Parties”. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

          The Parties entered into a Securities Purchase Agreement, dated as of July 18, 2006 (as amended, the “Original Agreement”), pursuant to which each of the Investors purchased from the Company and the Selling Stockholders, the Shares, Selling Stockholder Shares and the Warrants representing each Investors Investment Amount. As a condition to the closing of the Original Agreement, the Parties agreed to place the Make Good Shares into escrow for the benefit of the Investors, pursuant to a Share Escrow Agreement, dated as of July 19, 2006, to be distributed to the Investors in the event that the Company fails to meet certain Performance Thresholds as set forth therein. The Parties desire to enter into this Amendment to modify the terms of the Original Agreement as more specifically set forth herein.

AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          I.        Amendment to Make Good Escrow Arrangement: Delete sentence before the penultimate sentence of Section 4.11 of the Original Agreement in its entirety and insert the following sentence in its place:

“Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the applicable thresholds set forth in (a) and (b) above have been met, neither (i) the release of any of the Escrow Shares to Ms. LI Lin Ling and Ms. CHAN Siu Ling as a result of the operation of this Section 4.11, (ii) the payment of or obligation to pay any liquidated damages accrued by operation of the Registration Rights Agreement nor (iii) the valuation of the Warrant Shares shall be deemed to be an expense, charge, or other deduction from revenues even though GAAP may require contrary treatment.

          II.        Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

          III.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CBP:

China Biologic Products, Inc.

By:	/s/ Stanley Wong
Stanley Wong
Chief Executive Officer

LOGIC EXPRESS:

Logic Express Limited

By:	/s/ Lin Ling Li
Lin Ling Li
Director

SHANDONG MISSILE:

Shandong Missile Biologic Products Co., Ltd.

By:	/s/ Tung Lam
Tung Lam
Chief Executive Officer

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Amendment No. 4 to Securities Purchase Agreement

SELLING STOCKHOLDERS:

/s/ Lin Ling Li
MS. LIN LING LI

/s/ Siu Ling Chan
MS. SIU LING CHAN

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Amendment No. 4 to Securities Purchase Agreement

INVESTORS:

Pinnacle China Fund, L.P.

By:	/s/ Barry M. Kitt
Barry M. Kitt,
Manager, Kitt China Management, L.L.C.,
the Manager of Pinnacle China Management, L.L.C.,
the General Partner of Pinnacle China Advisors, L.P.,
the General Partner of Pinnacle China Fund, L.P.

Total number of Shares owned:	2,110,818

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Amendment No. 4 to Securities Purchase Agreement

Capital Ventures International

By:	Heights Capital Management, Inc.,
its authorized agent

/s/Martin Kobinger
Name: Martin Kobinger
Title: Investment Manager

Total number of Shares owned:	322,216

Amendment No. 4 to Securities Purchase Agreement